UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 29, 2010

VUZIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

75 Town Centre Drive, Rochester, New York 14623
(Address of principal executive offices)(Zipcode)

(585) 359-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

On June 29, 2010, Vuzix Corporation (the “Company”) held its annual meeting of stockholders at the Doubletree Hotel at 1111 Jefferson Road, Rochester, New York.

Paul J. Travers, Grant Russell, William Lee, Frank Zammataro, Kathryn Sayko and Bernard Perrine were each elected as directors of Vuzix Corporation to serve until the 2011 annual meeting of stockholders or until their successors have been elected and qualified. The stockholders also ratified the board of directors’ appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for 2010. The final voting results on these matters were as follows:

 1.  Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul J. Travers	138,749,282	0	3,997,492
Grant Russell	138,749,282	0	3,997,492
William Lee	138,749,282	0	3,997,492
Frank Zammataro	138,749,282	0	3,997,492
Kathryn Sayko	138,749,282	0	3,997,492
Bernard Perrine	138,749,282	0	3,997,492

2.  Ratification of appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstained
142,696,744	0	50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010	VUZIX CORPORATION

	By:	/s/ Paul J. Travers
Paul J. Travers Chief Executive Officer and President